Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated April 15, 2025, with respect to the consolidated financial statements of OceanPal Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission, incorporated by reference in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-288153) and related Prospectus of OceanPal Inc. for the registration of Units, Each Unit Consisting of One Common Share or One Pre-Funded Warrant to Purchase One Common Share and One Class C Warrant to Purchase One Common Share and Common Shares issuable upon the exercise of such Pre-Funded Warrants and Class C Warrants.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
July 21, 2025